UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 1, 2008
Date of Report (Date of earliest event reported)
Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On July 8, 2008, Ralph A. Goldwasser, Senior Vice President and Chief Financial Officer of Unica Corporation (the “Company”), entered into a Transition Agreement (the “Transition Agreement”) with the Company. Pursuant to the terms of the Transition Agreement, Mr. Goldwasser has agreed to remain employed as the Company’s Senior Vice President and Chief Financial Officer from July 8, 2008 until his resignation as Senior Vice President and Chief Financial Officer on August 15, 2008 (the “Transition Period”). During the Transition Period, Mr. Goldwasser will continue to receive the same base salary and fringe benefits that he was entitled to immediately prior to executing the Transition Agreement. In addition, Mr. Goldwasser’s outstanding equity awards have been amended to provide for pro rata vesting as of August 15, 2008. In the event that the Company chooses a successor to Mr. Goldwasser as Senior Vice President and Chief Financial Officer prior to August 15, 2008, Mr. Goldwasser will resign as Senior Vice President and Chief Financial Officer but remain employed to assist in the transition until August 15, 2008. In the event the Company wishes to retain Mr. Goldwasser’s services after August 15, 2008 to assist in the transition process, Mr. Goldwasser agrees to do so under a mutually acceptable consulting agreement at a mutually agreed upon hourly rate of pay. Mr. Goldwasser will receive bi-weekly payments commencing the next regularly scheduled pay cycle following the date the release of claims becomes binding upon him for a period of nine (9) months in the total gross amount of $196,875. He will also receive an additional bonus in the amount of $32,812 for fiscal year 2008. The Company will also pay up to $5,000 for executive services and executive education coursework incurred prior to December 31, 2008. In addition, if Mr. Goldwasser timely elects medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the Company portion of the monthly premium payments. The provisions of Mr. Goldwasser’s non-compete agreement executed on February 14, 2006 remain in full force and effect.
Item 2.02. Results of Operations and Financial Condition
On July 8, 2008, Unica Corporation announced the intention of Ralph A. Goldwasser to resign as Senior Vice President and Chief Financial Officer of the Company along with preliminary financial results for the quarter ended June 30, 2008. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 1, 2008, Ralph A. Goldwasser announced his intention to resign as Senior Vice President and Chief Financial Officer of the Company. Pursuant to the terms of the Transition Agreement referred to in Item 1.01 of this Current Report on Form 8-K, Mr. Goldwasser has agreed to remain employed as the Company’s Senior Vice President and Chief Financial Officer from July 8, 2008 until his resignation as Senior Vice President and Chief Financial Officer on August 15, 2008. In the event that the Company chooses a successor to Mr. Goldwasser as Senior Vice President and Chief Financial Officer prior to August 15, 2008, Mr. Goldwasser agrees to resign as Senior Vice President and Chief Financial Officer, but remain an employee through August 15, 2008.
The information set forth in Items 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release issued by Unica Corporation on July 8, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION
July 8, 2008	By:	/s/ Yuchun Lee
Yuchun Lee
Chief Executive Officer, President and Chairman

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